================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                             Filed by Registrant [X]
                 Filed by a Party other than the Registrant [_]
                           Check the appropriate box:
                         [_] Preliminary Proxy Statement
 [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
                                      (2))
                         [X] Definitive Proxy Statement
                       [_] Definitive Additional Materials
      [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Fresh America Corp.
                (Name of Registrant as Specified in its Charter)

                        ---------------------------------
        (Name of Person Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              [X] No fee required.
   [_] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
    (1) Title of each class of securities to which the transaction applies:
        (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of the transaction: Total proposed maximum aggregate value of the transaction:
                               (5) Total fee paid:

               [_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                           (1) Amount Previously Paid:
                     (2) Form Schedule or Registration No.:
                                (3) Filing Party:
                                 (4) Date Filed:

================================================================================

                               Fresh America Corp.
                               1049 Avenue H East
                             Arlington, Texas 76011

                                  June 26, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Fresh America Corp. to be held at 2:00 p.m., Central Time, on July 31, 2002, at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011. At this meeting you will be asked to:

     1. Approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock and to decrease the stated par value of our common stock;

     2. Elect five directors to serve for a one-year term or until their successors are elected and qualified;

     3. Ratify the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002; and

     4.   Transact any other business that may properly come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE PROPOSALS.

Whether or not you plan to attend the annual meeting, I urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting.

The proxy statement that accompanies this letter provides you with detailed information about the proposals. I encourage you to read the proxy statement carefully.

On behalf of the Board of Directors, I thank you for your support and urge you to vote for the approval of each of the above proposals.

                                        Very truly yours,

                                        /s/ Arthur W. Hollingsworth

                                        Arthur W. Hollingsworth
                                        Chairman of the Board

                               Fresh America Corp.
                               1049 Avenue H East
                             Arlington, Texas 76011
                                 (817) 871-4000

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 31, 2002

To Our Shareholders:

This is a notice that the Annual Meeting of Shareholders of Fresh America Corp. will be held on July 31, 2002 at 2:00 p.m., Central Time, at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011. The purpose of this meeting is for you to:

     1. Approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 10 million to 250 million shares and to decrease the stated par value of our common stock from $.01 to $.0001 per share (the proposed restated articles of incorporation, which includes these charter amendments, is attached as Appendix A);

     2. Elect five directors to serve for a one-year term or until their successors are elected and qualified;

     3. Ratify the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002; and

     4.   Transact any other business that may properly come before the meeting.

Our board of directors has determined that only holders of shares of our common stock and our Series D cumulative redeemable preferred stock at the close of business on June 14, 2002, will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the annual meeting accompany this notice.

                                 By Order of the Board of Directors,

                                /s/ Cheryl A. Taylor

                                Cheryl A. Taylor
                                Secretary

Arlington, Texas
June 26, 2002

                                TABLE OF CONTENTS

Annual Meeting of Shareholders Proxy Statement ................................................................   3
   Date, Time and Place of the Annual Meeting .................................................................   3
   Matters to be Considered at the Annual Meeting .............................................................   3
   Proxy Solicitation .........................................................................................   3
   Record Date and Quorum Requirement .........................................................................   3
   Voting Procedures ..........................................................................................   4
   Voting and Revocation of Proxies ...........................................................................   5
   Other Matters to be Considered .............................................................................   5

Security Ownership of Certain Beneficial Owners ...............................................................   5

Proposal 1.  Amendment to the Articles of Incorporation .......................................................   8
   Vote Required ..............................................................................................  10
   Background of the Restructuring ............................................................................  10
   Terms of Restructuring .....................................................................................  10
   Impact of Failure to Approve Charter Amendment at 2001 Special Meeting .....................................  11
   Impact of Failure to Approve Charter Amendment at 2002 Annual Meeting ......................................  12
   Other Preferred Stock Rights ...............................................................................  12
   Ownership if the Charter Amendment is Approved .............................................................  14
   Board Recommendation .......................................................................................  15

Proposal 2.  Election of Five Directors .......................................................................  16

Proposal 3.  Ratification of Selection of KPMG, LLP as the Company's Independent Auditors For Fiscal 2002 .....  17

Directors and Executive Officers ..............................................................................  18
   Current Directors ..........................................................................................  18
   Former 2001 Directors & Officers ...........................................................................  20
   Audit Committee ............................................................................................  21
   Report of the Audit Committee ..............................................................................  21
   Audit Fees .................................................................................................  22
   Financial Information Systems Design and Implementation Fees ...............................................  22
   All Other Fees .............................................................................................  22
   Compensation Committee .....................................................................................  22

Executive Compensation ........................................................................................  23
   Summary Compensation Table .................................................................................  23
   Option Grants in Last Fiscal Year ..........................................................................  24
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values ..........................  24
   401(k) Plan ................................................................................................  24
   Compensation Committee Interlocks and Insider Participation ................................................  24

Compensation Committee's Report on Executive Compensation .....................................................  24
   Base Salary ................................................................................................  25
   Bonuses ....................................................................................................  25
   Long-Term Incentives .......................................................................................  25

   Chief Executive Officer Compensation .......................................................................  25
   Employment Agreements ......................................................................................  26
   Severance Agreements .......................................................................................  27
   Stock Performance Graph ....................................................................................  27

Shareholder Proposals .........................................................................................  28

Financial Statements ..........................................................................................  28

Other Business ................................................................................................  29

Where You Can Find More Information ...........................................................................  29

Appendices:

Appendix A  Restated Articles of Incorporation of Fresh America Corp.

                               Fresh America Corp.
                               1049 Avenue H East
                             Arlington, Texas 76011

                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

Date, Time and Place of the Annual Meeting

The annual meeting will be held on July 31, 2002 at 2:00 p.m., Central Time at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011.

Matters to be Considered at the Annual Meeting

The purpose of the annual meeting is to consider and vote upon:

     o an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 10 million to 250 million and to decrease the stated par value of our common stock from $.01 to $.0001;

     o the election of four directors by the holders of our Series D preferred stock, voting as a separate class, and the election of one director by the holders of our common stock, voting as a separate class;

     o the ratification of the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002; and

     o the transaction of any other business that may properly come before the meeting.

Proxy Solicitation

Our board of directors is soliciting your proxy for use at the annual meeting to be held on July 31, 2002, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Shareholders. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies in person or by telephone. They will receive no additional compensation for their services. We have requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers, and we will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about June 29, 2002.

Record Date and Quorum Requirement

Our common stock, par value $.01 per share (the "Common Stock"), and our Series D Cumulative Redeemable Preferred Stock, $1.00, par value per share (the "Preferred Stock"), are our only outstanding securities eligible to vote with respect to matters to be considered at the annual meeting. The shares of Common Stock and the shares of Preferred Stock together are referred to as the "Voting Shares." Our board has fixed the close of business on June 14, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. At the close of business on the record date, there were 8,410,098 shares of our Common Stock issued and outstanding, and there were 77,000 shares of our Preferred Stock issued and outstanding.

The holders of a majority of the outstanding Common Stock and the outstanding Preferred Stock, each considered as a separate class, must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Voting Procedures

Assuming the presence of a quorum:

     o Approval of the amendment to our articles of incorporation will require (1) the affirmative vote of two-thirds of the combined voting power of the Voting Shares, voting together as a combined class, outstanding on the record date, and (2) the affirmative vote of two-thirds of the shares of Preferred Stock, voting as a separate class.

     o Election of four directors will require the affirmative votes of a plurality of the shares of our Preferred Stock cast, voting as a separate class, and the election of one director will require the affirmative votes of a plurality of the shares of our Common Stock cast, voting as a separate class. Election by the vote of a plurality of shares requires that a nominee for director receive more votes than any other nominee (or, in the case of the election of four directors by the holders of our Preferred Stock, more votes than the person receiving the fifth most votes) but does not require that a nominee receive a majority of votes cast.

     o Ratification of the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002 will require (1) the affirmative votes of a majority of the combined voting power of the Voting Shares cast, voting together as a combined class, and (2) the affirmative votes of a majority of the shares of our Preferred Stock cast, voting as a separate class.

Abstentions will have a neutral effect on the election of directors and the ratification of auditors. However, abstentions or the failure to vote on the amendment to our articles of incorporation will have the same effect as votes cast against approval of the proposal.

Because the holders of Preferred Stock vote together with the holders of Common Stock on the amendment to our articles of incorporation and the ratification of accountants, with respect to such proposals, each share of Preferred Stock is entitled to 250 votes per share, and each share of Common Stock is entitled to one vote per share. Therefore, the Preferred Stock represents 70% of the combined voting power of the Company's Voting Shares and holds a sufficient number of shares needed to approve these two proposals without any other shareholder vote in favor of such proposals. The Company believes that the holders of the Preferred Stock currently intend to vote their shares in favor of these two proposals.

Your broker and, in many cases, your nominee will not have discretionary power to vote on the amendment to our articles of incorporation. They will have discretionary power to vote on the other matters to be voted on at the annual meeting described in this proxy statement. Accordingly, you should instruct your broker or nominee how to vote any shares of our Voting Shares that they hold in your name or on your behalf. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. A broker non-vote will have the same effect as an abstention on the election of directors and the ratification of auditors and a vote against the amendment to our articles of incorporation.

Voting and Revocation of Proxies

You may revoke your proxy at any time before it is exercised by:

     o    filing with our Secretary an instrument revoking it;

     o    submitting a properly executed proxy bearing a later date; or

     o    voting in person at the annual meeting.

Unless revoked, all of your shares represented by a properly executed proxy received by our Secretary will be voted in accordance with your instructions. Shares represented by each proxy that is properly executed and returned and upon which no contrary instructions are indicated will be voted:

     o "FOR" the amendment to our articles of incorporation to increase the number of authorized shares of Common Stock and decrease the stated par value of our Common Stock;

     o    "FOR" the election of each applicable nominated director; and

     o "FOR" the ratification of the selection for KPMG, LLP as the Company's independent auditor for fiscal 2002.

Your shares will be voted by proxy at the annual meeting if your proxy card is properly signed, dated and received by our Corporate Secretary prior to or at the annual meeting.

Other Matters to be Considered

Our board of directors is not aware of any other matter that will be brought before the annual meeting. If, however, other matters are presented, your proxy will be voted in the discretion of the holder of your proxy.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information believed by the Company to be accurate based on information provided to it concerning the beneficial ownership of Common Stock by (a) each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (b) each director,
(c) the Company's Chief Executive Officer, (d) each of the Company's most highly compensated executive officers other than the Chief Executive Officer and (e) all executive officers and directors as a group, as of March 15, 2002.

                                                                                                     SERIES D
                                                          COMMON STOCK                            PREFERRED STOCK
                                                          ------------                            ---------------
                                              Amount and Notice of      Percent of      Amount and Nature of      Percent of
Beneficial Owner                              Beneficial Ownership       Class(1)       Beneficial Ownership        Class
----------------                              --------------------       --------       --------------------        -----
North Texas Opportunity Fund LP                      -0-(2)                  *               46,500(3)              60.4%
13355 Noel Road, Suite 2210
Dallas, TX 75240

John Hancock Financial Services, Inc.                -0-(4)                  *               27,000(5)              35.1%
John Hancock Place, P.O.  Box 111
Boston, MA 02117

Larry Martin                                      3,166,694(6)             37.7%                -0-                   *
2729 Sunrise Drive
Arlington, TX 76006

Gruber & McBaine Capital Management                892,400(7)              10.6%                -0-                   *
50 Osgood Place
San Francisco, CA 94133

                                                                                                     SERIES D
                                                          COMMON STOCK                            PREFERRED STOCK
                                                          ------------                            ---------------
                                              Amount and Notice of      Percent of      Amount and Nature of      Percent of
Beneficial Owner                              Beneficial Ownership       Class(1)       Beneficial Ownership        Class
----------------                              --------------------       --------       --------------------        -----
DiMare Homestead, Inc.                             528,300(8)              6.3%                 -0-                   *
258 NW 1st Avenue
Florida City, FL 33034

Arthur W. Hollingsworth                              -0-(9)                  *               50,000(3)              64.9%

Darren L. Miles                                        -0-                   *                  -0-                   *

Colon O. Washburn                                  122,435(10)             1.4%                 -0-                   *

Cheryl A. Taylor                                       -0-                   *                  -0-                   *

Gary D. Wiener                                     29,600(11)                *                  -0-                   *

Steven C. Finberg                                    26,500                  *                  -0-                   *

Eric T. Janke                                         2,000                  *                  -0-                   *

Jerry L. Campbell                                     7,000                  *                  -0-                   *

All Directors and Executive  Officers as           164,935(12)             1.9%                 -0-                   *
a Group (10 persons)

------------------
*Does not exceed 1% of the outstanding Common Stock.

(1) Percentages with respect to each person or group of persons have been calculated on the basis of 8,410,098 shares, the total number of shares of Common Stock outstanding as of March 15, 2002, plus the number of shares of Common Stock which such person or group of persons has the right to acquire, without contingency, within 60 days after the record date.

(2) Does not include warrants to purchase 78,213,911 shares of Common Stock beneficially owned by NTOF due to the existence of a material contingency (the need for shareholder approval of the amendment to our articles of incorporation described in Proposal 1 of this proxy statement) that is not within NTOF's control and that is required to be satisfied prior to exercise of the warrants.

(3) North Texas Opportunity Fund LP ("NTOF") is a direct beneficial owner of 46,500 shares of Preferred Stock. North Texas Opportunity Fund Capital Partners LP ("NTOF Partners") is an indirect beneficial owner of this Preferred Stock because NTOF Partners is the general partner of NTOF. NTOF LLC ("NTOF LLC") is an indirect beneficial owner of this Preferred Stock because NTOF LLC is the general partner of NTOF Partners. North Texas Investment Advisors LLC ("NT Advisors") is an indirect beneficial owner of this Preferred Stock because NT Advisors is the investment manager of NTOF. Arthur W. Hollingsworth ("Hollingsworth") is the direct beneficial owner of 3,500 shares of Preferred Stock, and is an indirect beneficial owner of NTOF's 46,500 shares of Preferred Stock because Hollingsworth is a manager of NTOF LLC and NT Advisors. Luke M. Sweetser ("Sweetser") and Gregory A. Campbell ("Campbell") are both indirect beneficial owners of NTOF's 46,500 shares of Preferred Stock because Sweetser is a manager of NTOF LLC and of NT Advisors and because Campbell is a manager of NTOF LLC and of NT Advisors. Hollingsworth, Sweetser and Campbell control the investment decisions of this group because they are the managers of (i) NT Advisors, which is the investment manager of NTOF, and (ii) NTOF LLC, which is the general partner of the general partner of NTOF. This group beneficially owns shares of Preferred Stock, with voting and dispositive power, as follows:

                                        Voting and Dispositive Power
                                        ----------------------------
Name                            Sole                                  Shared
----                            ----                                  ------
NTOF                              -                                   46,500
NTOF Partners                     -                                   46,500
NTOF LLC                          -                                   46,500
NT Advisors                       -                                   46,500
Hollingsworth                   3,500                                 46,500
Sweetser                          -                                   46,500
Campbell                          -                                   46,500

(4) Does not include warrants to purchase 45,414,529 shares of Common Stock beneficially owned by the Hancock Entities and reported by the Hancock Entities in a Schedule 13D filed with the SEC on September 17, 2001, due to the existence of a material contingency

     (the need for shareholder approval of the amendment to our articles of incorporation described in Proposal 1 of this proxy statement) that is not within the Hancock Entities' control and that is required to be satisfied prior to exercise of the warrants.

(5) John Hancock Financial Services, Inc. ("JHFSI") has shared voting and dispositive power over an aggregate of 27,000 shares of Preferred Stock, 22,950 through its direct, wholly-owned subsidiary, John Hancock Life Insurance Company ("JHLICO"), and 4,050 through its indirect, wholly-owned subsidiary, John Hancock Variable Life Insurance Company ("JHVLIC"); JHLICO has shared voting and dispositive power over 22,950 shares of Preferred Stock held directly (consisting of 17,550 shares issued to JHLICO; 2,700 shares issued to Signature 1A (Cayman) Ltd., an advisory account of JHLICO; and 2,700 shares issued to Signature 3 Limited, an advisory account of JHLICO) and 4,050 held through JHVLICO, its wholly-owned subsidiary; and JHVLICO has shared voting and dispositive power over 4,050 shares held directly. Therefore, this group beneficially owns shares of Preferred Stock, with voting and dispositive power, as follows:

                                       Voting and Dispositive Power
                                       ----------------------------
Name                           Sole                                  Shared
----                           ----                                  ------
JHFSI                            -                                   27,000
JHLICO                           -                                   27,000
JHVLIC                           -                                    4,050

(6) Based on information set forth in a Schedule 13D filed with the SEC on April 24, 2001, Mr. Martin beneficially owns 3,166,694 shares of Common Stock.

(7) Based on information provided to the Company by Gruber & McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber ("Gruber"), J. Patterson McBaine ("McBaine") and Thomas O. Lloyd-Butler ("Lloyd-Butler"). This group informed the Company that it beneficially owned 892,400 shares of Common Stock and that the voting and dispositive power among such group's members is as follows:

                                       Voting and Dispositive Power
                                       ----------------------------
Name                           Sole                                  Shared
----                           ----                                  ------
GMCM                             -                                   689,300
Gruber                        94,500                                 689,300
McBaine                       108,600                                689,300
Lloyd-Butler                     -                                   689,300

(8) Based on information set forth in a Schedule 13D filed with the SEC on June 16, 2000, by DiMare Homestead, Inc. ("DiMare"). Paul DiMare, President of DiMare, Inc., has sole voting and dispositive power with regard to the 528,300 shares of Common Stock beneficially owned by DiMare, a wholly-owned subsidiary of DiMare, Inc.

(9) Does not include warrants to purchase 5,887,069 shares of Common Stock beneficially owned by Arthur W. Hollingsworth due to the existence of a material contingency (the need for shareholder approval of the amendment to our articles of incorporation described in Proposal 1 of this proxy statement) that is not within NTOF's control and that is required to be satisfied prior to exercise of the warrants.

(10) Includes 90,753 shares subject to options issued to Mr. Colon Washburn that are exercisable within 60 days.

(11) Includes options to acquire 29,500 shares of Common Stock that are exercisable within 60 days. Mr. Wiener resigned from the Company on January 25, 2002 and his 29,500 options expire on April 25, 2002, 90 days after his resignation.

(12) Includes 133,523 shares subject to options issued to certain directors and executive officers of the Company that are exercisable within 60 days.

             PROPOSAL 1. AMENDMENT TO THE ARTICLES OF INCORPORATION

Under our present capital structure as set forth in the articles of incorporation, we have 10,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of Preferred Stock. Our board of directors unanimously believes that this capital structure is inadequate for the present and future needs of the Company. Accordingly, our board of directors has adopted a proposal to amend our articles of incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 250,000,000 shares and to decrease the stated par value of each share of Common Stock from $.01 to $.0001 (the "Charter Amendment"). As of March 29, 2002, 8,410,098 shares of Common Stock were outstanding, 300,000 shares have been reserved for issuance pursuant to outstanding warrants and 259,003 shares of Common Stock are reserved for issuance under current benefit plans, resulting in 81,798,040 shares remaining and available for our present and future needs.

As part of our financial restructuring, which is described in greater detail below, we issued warrants exercisable for an aggregate of 129,515,509 shares of our Common Stock to John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd. and Signature 3 Limited (collectively, the "Hancock Entities"), our subordinated lenders, and North Texas Opportunity Fund LP ("NTOF"), a new investor, as a necessary incentive to complete the restructuring.

In connection with the financial restructuring, the Company held a special meeting of its shareholders which was adjourned on December 28, 2001, and reconvened on December 29, 2001. The Company's shareholders were asked to approve the Charter Amendment. At the special meeting, approximately 61.9% of the shareholders voted in favor of the Charter Amendment, and 5.9% voted against the Charter Amendment. The Charter Amendment therefore failed to receive the necessary approval of the holders of a supermajority (66.7%) of the shares of the Common Stock. As a result, the Company's articles of incorporation have not been amended and although the warrants are by their terms immediately exercisable, these warrants in fact are not exercisable. Before the warrants may be exercised, we must amend our articles of incorporation to increase the number of authorized shares of Common Stock and to decrease the stated par value of the Common Stock.

Of the warrants exercisable for 129,515,509 shares of our Common Stock, the Hancock Entities beneficially own warrants exercisable for 45,414,529 shares as follows:

                                               Voting and Dispositive Power
                                               ----------------------------
Name                                        Sole                        Shared
----                                        ----                        ------
John Hancock Financial Services, Inc.        --                       45,414,529
John Hancock Life Insurance Company          --                       45,414,529
John Hancock Variable Life Insurance         --                        6,812,179
Company

By virtue of the warrants issued to the Hancock Entities, John Hancock Financial Services, Inc. has shared voting and dispositive power over an aggregate of 45,414,529 shares, 38,602,350 through its direct, wholly-owned subsidiary, John Hancock Life Insurance Company ("JHLICO"), and 6,812,179 through its indirect, wholly-owned subsidiary, John Hancock Variable Life Insurance Company ("JHVLIC"); JHLICO has shared voting and dispositive power over 38,602,350 shares held directly (consisting of warrants for 29,519,444 shares issued to JHLICO; warrants for 4,541,453 shares issued to Signature 1A (Cayman) Ltd., an advisory account of JHLICO; and warrants for 4,541,453 shares issued to Signature 3 Limited, an advisory account of JHLICO) and 6,812,179 held through JHVLICO, its wholly-owned subsidiary; and JHVLICO has shared voting and dispositive power over 6,812,179 shares held directly.

Of the warrants exercisable for 84,100,980 shares purchased by NTOF in the financial restructuring, warrants exercisable for 5,887,069 shares were purchased by Arthur Hollingsworth from NTOF subsequent to the financial restructuring. As a result, the beneficial ownership of the 84,100,980 warrants originally issued to NTOF in connection with the financial restructuring is as follows:

                                              Voting and Dispositive Power
                                              ----------------------------
Name                                       Sole                        Shared
----                                       ----                        ------
NTOF                                        -                        78,213,911
NTOF Partners                               -                        78,213,911
NTOF LLC                                    -                        78,213,911
NT Advisors                                 -                        78,213,911
Arthur W. Hollingsworth                 5,887,069                    78,213,911
Luke M.  Sweetser                           -                        78,213,911
Gregory A. Campbell                         -                        78,213,911

NTOF is a direct beneficial owner of warrants exercisable for 78,213,911 shares of our Common Stock. North Texas Opportunity Fund Capital Partners LP ("NTOF Partners") is an indirect beneficial owner of the warrants because NTOF Partners is the general partner of NTOF. NTOF LLC ("NTOF LLC") is an indirect beneficial owner of the warrants because NTOF LLC is the general partner of NTOF Partners. North Texas Investment Advisors LLC ("NT Advisors") is an indirect beneficial owner of the warrants because NT Advisors is the investment manager of NTOF. Arthur Hollingsworth is the direct beneficial owner of warrants exercisable for 5,887,069 shares of our Common Stock, and is an indirect beneficial owner of NTOF's warrants exercisable for 78,213,911 shares of our Common Stock because Hollingsworth is a manager of NTOF LLC and NT Advisors. Luke Sweetser and Gregory Campbell are both indirect beneficial owners of NTOF's warrants exercisable for 78,213,911 shares of our Common Stock because Mr. Sweetser is a manager of NTOF LLC and of NT Advisors and because Mr. Campbell is a manager of NTOF LLC and of NT Advisors. Hollingsworth, Sweetser and Campbell control the investment decisions of this group because they are the managers of (i) NT Advisors, which is the investment manager of NTOF, and (ii) NTOF LLC, which is the general partner of the general partner of NTOF.

In addition, at the special meeting of our shareholders in December 2001, our shareholders adopted our 2001 Stock Option Plan, but we are not currently able to reserve the 29,717,350 shares of Common Stock that may be issued pursuant to our 2001 Stock Option Plan. Approval of the Charter Amendment will allow us to reserve these shares for issuance.

Further, authorizing additional shares of Common Stock would provide the Company with more flexibility to issue shares of its Common Stock, as needed, for possible stock splits, acquisitions, financings and other corporate purposes from time to time as it deems necessary and in the best interests of the Company. At this time, the Company does not have any plans for issuing any additional shares of Common Stock other than as disclosed in this Proxy Statement.

Pending shareholder approval of this proposal to increase the number of authorized shares of Common Stock to 250,000,000 shares, and taking into account
(a) the 8,410,098 shares currently outstanding and (b) shares reserved or to be reserved for issuance (i) pursuant to the exercise of the warrants for 129,515,509 shares issued in connection with the financial restructuring, (ii) pursuant to warrants for 300,000 shares that are currently outstanding, (iii) pursuant to outstanding options for 259,003 shares granted under our existing benefit plans, and (iv) pursuant to the 2001 Stock Option Plan (29,717,350 shares), we will have 81,798,040 authorized shares of Common Stock available for future needs of the Company.

Our board of directors unanimously believes that it is necessary to have the ability to issue additional shares of our Common Stock for general corporate purposes, as well as to effectuate the financial restructuring described below. Shareholders should be aware that, as set forth above, Messrs. Hollingsworth, Campbell and Sweetser may be deemed to beneficially own the 78,213,911 shares of Common Stock underlying the warrants issued to NTOF in connection with the financial restructuring and Mr. Hollingsworth is the sole beneficial owner of warrants exercisable for an additional 5,887,069 shares that were initially issued to NTOF in connection with the restructuring but subsequently purchased by Mr. Hollingsworth from NTOF. Therefore, Messrs. Hollingsworth, Campbell and Sweetser would significantly benefit from shareholder approval of Proposal 1. However, our previous board of directors (consisting of Messrs. Washburn, Martin, Gier and McKinney, with the exception of Mr. Martin, a creditor of the Company, who abstained from voting on the matter), approved the submission of the Charter Amendment to the shareholders at the special meeting of the Company's shareholders held in December 2001. When the Charter Amendment failed to receive the requisite approval at the special meeting, our board again decided to submit the Charter Amendment for shareholder approval. Our board unanimously believes that our best interests and the best interests of our shareholders would be served by amending our articles of incorporation to increase the number of authorized shares of Common Stock and decrease the stated par value of the Common Stock. If approved by you, it is anticipated that the amendment will become effective as soon as practicable following the annual meeting.

Vote Required

Assuming the presence of a quorum, approval of the amendment to our articles of incorporation will require (1) the affirmative vote of two-thirds of the combined voting power of the Voting Shares, voting together as a single class, outstanding on the record date, and (2) the affirmative vote of two-thirds of the shares of Preferred Stock, voting as a separate class.

Because the holders of Preferred Stock vote together with the holders of Common Stock on the Charter Amendment, with respect to this proposal, each share of Preferred Stock is entitled to 250 votes per share, and each share of Common Stock is entitled to one vote per share. Therefore, the Preferred Stock represents 70% of the combined voting power of the Company's Voting Shares, which is a sufficient number of shares needed to approve the Charter Amendment without any other shareholder vote in favor of the Charter Amendment. The Company believes that the holders of the Preferred Stock currently intend to vote their shares in favor of the Charter Amendment.

Background of the Restructuring

During the past three years, we pursued various re-financing and strategic alternatives in an effort to restructure our debt and raise capital. Since October 1999, we had been operating under covenant default waivers and short-term extensions from our lenders. In addition, we failed to make the scheduled semi-annual interest payment due to our subordinated lenders on May 1, 2001, although our subordinated lenders extended the due date of the interest payment (without any penalty or premium charged to the Company) while we pursued re-financing alternatives. In February, 2001, the Company was introduced to NTOF by an independent broker. NTOF is a private equity fund that was established in August 2000 to invest in companies in underserved areas in North Texas and minority- and women-owned or managed companies located in that region. Prior to this introduction, there was no business or other affiliation between the Company and NTOF or any of its affiliates.

In late May 2001, we signed a letter of intent for a $5 million equity investment by NTOF. In connection with the letter of intent, we received additional extensions of our senior credit facility and for the semi-annual interest payment on our subordinated debt as well as payments owed to other creditors in order to allow for the negotiation of a definitive agreement with respect to the equity- investment proposal. Although the Company had pursued various financial and strategic alternatives, at that time none had progressed beyond preliminary stages to warrant consideration by our Board, and the Company had no other active financing proposals or investment prospects. A condition to the NTOF investment was that our subordinated lenders exchange all of their subordinated debt, Series C preferred stock, warrants and all accrued and unpaid dividends thereon into Series D preferred stock.

In August 2001, Darren L. Miles was appointed as our President and Chief Executive Officer. Since 2000, Mr. Miles has been a director of Lewis Hollingsworth LP, a venture capital/private equity firm of which Mr. Hollingsworth is managing partner and Mr. Sweetser is a managing director. As set forth above, Messrs. Hollingsworth and Sweetser are beneficial owners and managers of NTOF. On August 14, 2001 we entered into definitive agreements for the equity-financing with NTOF, including a Securities Exchange and Purchase Agreement (the "Purchase Agreement") and a Shareholders Agreement (the "Shareholders Agreement" and, together with the Purchase Agreement, the "Agreements"), in each case entered into by and among the Company, NTOF, and the Hancock Entities. On September 5, 2001, we completed our restructuring pursuant to the Agreements and a Post-Closing Agreement dated as of September 5, 2001, by and among the Company, NTOF and the Hancock Entities.

Terms of Restructuring

In September 2001, the Company completed a financial restructuring pursuant to the Agreements whereby NTOF purchased 50,000 shares of the Company's Preferred Stock at a purchase price of $100 per share and warrants exercisable for 84,100,980 shares of our Common Stock at a purchase price of $1 for all warrants for total cash proceeds of $5,000,001. Mr. Hollingsworth subsequently purchased from NTOF, for the same price per share as paid by NTOF, 3,500 shares of Preferred Stock and, for $1, warrants exercisable for 5,887,069 shares of our Common Stock. The exercise price of the warrants is $0.0001 for each share of Common Stock represented by the warrants; provided that in no event will the aggregate exercise price for all of the shares of Common Stock covered by all warrants owned by either NTOF or Mr. Hollingsworth exceed $100. In connection with the NTOF investment in the Company, the Hancock Entities exchanged $20 million of subordinated debt, warrants to purchase 576,134 shares of the Company's Common Stock, 50,000 shares of Series C cumulative redeemable preferred stock and all accrued interest and dividends thereon, for 27,000 shares of the Company's Preferred Stock and warrants exercisable for 45,414,529 shares of our Common Stock. The warrants are exercisable for a ten-year period that commenced on August 14, 2001 and ends August 14, 2011. The exercise price of the warrants is $.0001 per share and the warrants are subject to anti-dilution provisions providing adjustment in the event of any recapitalization, stock dividend, stock split, reorganization, merger or similar transaction or certain issuances of shares below their market value.

Impact of Failure to Approve Charter Amendment at 2001 Special Meeting

Because the Charter Amendment has not been approved, the warrants are not currently exercisable. In addition, because the Charter Amendment was not approved by December 31, 2001, the holders of Preferred Stock received enhanced rights under the terms of the Certificate of Designation governing the Preferred Stock (the "Certificate of Designation"). Initially, each share of the 77,000 shares of Preferred Stock had the right to receive cumulative dividends, payable monthly in cash and calculated on the basis of an annual dividend rate of $8 for each share plus interest on any accrued but unpaid dividends. Because the Charter Amendment was not approved by December 31, 2001, the annual dividend rate increased to $18 per share on December 31, 2001 pursuant to Section 2.2(g) of the Certificate of Designation. However, the Company has obtained a waiver for the enhanced dividend amount from the Preferred Shareholders for the period from December 29, 2001 until January 3, 2003. Therefore, the annual dividend rate will not increase to $18 per share during this period, but will remain at the original annual dividend rate of $8 for each share of Preferred Stock. The Company may not declare a dividend on any other class of capital stock so long as any accrued dividends for the Preferred Stock have not been paid. If the Company pays a dividend to holders of any other class of the Company's capital stock, then the Company will pay a dilution fee to the holders of the Preferred Stock.

When the Charter Amendment was not approved by December 31, 2001, pursuant to
Section 2.5(b) of the Certificate of Designation, the holders of Preferred Stock also became entitled to vote as a separate class for all matters on which the holders of Common Stock are entitled to vote, with each share entitled to one vote per share, except where applicable law prevents class voting. Also, holders of the Preferred Stock became entitled to vote together with the holders of Common Stock as a combined class on any matter on which Common Stock was eligible to vote, with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to 250 votes per share, being 11,625,000 votes for NTOF, 875,000 for Mr. Hollingsworth and 6,750,000 for the Hancock Entities.

Because the holders of Preferred Stock are entitled to vote as a separate class for all matters on which the holders of Common Stock are entitled to vote, the Charter Amendment will not become effective unless it is approved by two-thirds of the shares of Preferred Stock in addition to being approved by two-thirds of the combined voting power of the Preferred Stock and the Common Stock. Because the Preferred Stock is entitled to 250 votes per share and the Common Stock is entitled to one vote per share, the Preferred Stock represents 70% of the combined voting power, which is a sufficient number to approve the Charter Amendment without the vote of any holder of Common Stock.

Pursuant to Article V of the Purchase Agreement, the Preferred Shareholders have a put right on the Preferred Stock after August 14, 2004, and immediately upon any breach by the Company of the financial restructuring agreements or any sale, merger or change of control of the Company, at $100 per share plus accrued and unpaid dividends. Because the requisite shareholder approval for the Charter Amendment was not obtained, the holders of Preferred Stock have the right to exercise their put right at three times the face value of the Preferred Stock ($300 per share), such amount being $13,950,000 for NTOF, $1,050,000 for Mr. Hollingsworth and $8,100,000 for the Hancock Entities plus accrued and unpaid dividends. Additionally, the holders of the Preferred Stock, have the right to redeem their shares of Preferred Stock on the same terms of the put right after April 30, 2007 or immediately upon the occurrence of any sale, merger or change of control of the Company, any qualified public offering with net proceeds of at least $20,000,000 or any private equity financing with net proceeds of at least $20,000,000.

Each share of Preferred Stock has a preference upon liquidation, dissolution, winding up or sale of the Company equal to $100 per share plus accrued and unpaid interest. Because the Charter Amendment was not approved by December 31, 2001, the holders of the Preferred Stock have an enhanced right to a liquidation preference payment equal to the face value of the Preferred Stock plus 90% of the fair market value of the remaining property of the Company and the holders of the Company's Common Stock will have the right to a liquidation preference payment equal to the remaining 10% of the fair market value of the remaining property of the Company.

Impact of Failure to Approve Charter Amendment at 2002 Annual Meeting

Regardless of whether the Charter Amendment is approved at the annual meeting, the holders of Preferred Stock will continue to have the enhanced rights described above under the terms of the Certificate of Designation, unless the holders otherwise waive the enhanced rights or amend the terms of the Certificate of Designation. The warrants will remain unexercisable until the Charter Amendment is approved. If the Charter Amendment is approved at the annual meeting, the warrants will become exercisable, and the Company will be able to issue stock options to its associates as incentive compensation as described below in "Option Grants in Last Fiscal Year." As previously discussed, the holders of Preferred Stock have sufficient voting power to approve the Charter Amendment without the vote of any holder of Common Stock.

Other Preferred Stock Rights

Under the terms of the Preferred Stock and the Shareholders Agreement, NTOF has the right to appoint three directors to the Board of Directors and the Hancock Entities have the right to collectively appoint one director to the Board of Directors, unless they waive such right. Because the Hancock Entities waived their right to appoint a director, NTOF appointed four members to the Company's Board of Directors in October 2001. The current Board of Directors consists of five members. In addition, NTOF and the Hancock Entities each have the right to designate one observer to attend all meetings of the Board of Directors. The holders of Preferred Stock, voting as a separate class, are entitled to elect four of the Company's directors. The remaining director is elected by a vote or consent of the holders of our Common Stock, voting as a separate class.

Under the Shareholders Agreement, the Company granted each holder of Preferred Stock the preemptive right to purchase, pro rata, all or any part of new securities offered by the Company. The Shareholders Agreement also grants each holder of Preferred Stock the right of first offer and co-sale rights in the event another holder of Preferred Stock elects to sell its stock. Prior to a public offering with net proceeds of at least $20,000,000, if the holder of 50% or more of the outstanding capital stock of the Company elects to sell all of its shares, then the holder will have pull-along rights with respect to the non-selling holders of Preferred Stock (i.e. the holder may require that the non-selling holders of Preferred Stock sell all of their shares of capital stock as well).

Under the Purchase Agreement, the Company has granted registration rights to NTOF and the Hancock Entities. The registration rights granted include two rights to demand that the Company register as soon as reasonably practicable the holder's shares for resale to the public pursuant to the Securities Act of 1933, an unlimited number of rights to register as soon as reasonably practicable the holder's shares for resale to the public pursuant to other public offerings and, upon the Company's eligibility for use of Form S-3 under the Securities Act of 1933, an unlimited number of rights to register as soon as reasonably practicable the holder's shares for resale to the public on Form S-3. Failure to register the holder's shares as soon as reasonably practicable, when requested, will result in a breach of the Purchase Agreement, and the holders would be entitled to their rights and remedies at law for such a contractual breach, which may include the awarding of money damages arising out of direct, indirect, special, consequential, or punitive damages suffered by the holders.

The Purchase Agreement also requires the Company to obtain NTOF's and/or the Hancock Entities' consent prior to taking certain actions in the operation of its business, other than pursuant to the terms of the financial restructuring. These actions include, but are not limited to, amending the Company's organizational documents adversely to NTOF and the Hancock Entities, declaring any dividends, selling or leasing any assets of the Company outside of the ordinary course of business, selling any additional capital stock of the Company (except pursuant to existing warrants and under the Company's stock option plan for employees), entering into any transactions with affiliates (other than in arms-length transactions), paying any management or consulting fees, acquiring any debt or equity interest in another entity, increasing the compensation of any executive officer by 5% or more, terminating any key employee, adopting a new employee benefit plan or employment agreement, acquiring any property for more than $500,000 or making any capital expenditure greater than $250,000 individually or $1,000,000 in the aggregate. The prior consent of NTOF and the Hancock Entities under the Purchase Agreement is not required prior to effecting the Charter Amendment.

If, during the time period which a holder of Preferred Stock has the right to put its shares of Preferred Stock to us as described above, we receive any bona fide third-party proposal, an "unlocking proposal," as defined in the Shareholders Agreement, relating to the sale of all or substantially all of our assets, a merger, consolidation or share exchange involving the Company that would result in a change in the beneficial ownership of our capital stock or a change in control of the Company, and if we accept the proposal within the time periods mandated by the Shareholders Agreement, then we must use good faith and commercially reasonable efforts to consummate the transactions described in the proposal. If, however, we do not accept the proposal within the time periods mandated by the Shareholders Agreement, then each holder of Preferred Stock will also have the right to cause us to purchase all of the capital stock of the Company that the holder owns for an amount of cash equal to the consideration that would have been paid to the holder had we accepted the proposal.

Ownership if the Charter Amendment is Approved

The table set forth above on page 5 under "Security Ownership of Certain Beneficial Owners" illustrates the current security ownership of shareholders. The following table sets forth information concerning the beneficial ownership of the Company's capital stock if the Charter Amendment is approved at the annual meeting. A comparison of the tables demonstrates that a change in control of the Company will occur immediately upon the approval of the Charter Amendment. Prior to approval of the Charter Amendment, NTOF, the Hancock Entities and Mr. Hollingsworth collectively owned no shares of Common Stock of the Company because the warrants they hold are not exercisable. Upon the approval of the Charter Amendment, such warrants become exercisable for a nominal exercise price, and NTOF, the Hancock Entities and Mr. Hollingsworth will collectively be deemed to have beneficial ownership of 129,515,509 shares of Common Stock, representing 77% of the issued and outstanding shares of the Company's Common Stock. Regardless of whether the Charter Amendment is approved, the ownership of the issued and outstanding Preferred Stock will remain unchanged. As previously noted, the Preferred Stock has sufficient voting power to determine the outcome of matters presented to the Company's shareholders for approval without the vote of any holder of Common Stock.

                             Post Charter Amendment
                               Security Ownership

                                                Number of Shares        Percent of      Number of Shares of        Percent
Beneficial Owner                                 of Common Stock         Class(1)        Series D Preferred        of Class
----------------                                 ---------------         --------        ------------------        --------
NTOF                                              78,213,911(2)            46.5%               46,500                60.4%
Existing shareholders other than                   8,378,416(5)             5.0%
management
Hancock Entities                                  45,414,529(3)            27.0%               27,000                35.1%
Arthur Hollingsworth                               5,887,069(6)             3.5%                3,500                 4.5%
Management share distribution:

         Darren Miles                              2,724,872(4)             1.6%
         Steve Finberg                             2,751,372(4)(7)          1.6%
         Cheryl Taylor                             2,724,872(4)             1.6%
         Colon Washburn                            1,122,435(8)             0.7%

Existing warrants                                    300,000                0.2%
Options under stock option plans not held            146,250                0.1%
by management
Option pool to be issued to existing               7,450,000                4.4%
associates
Option pool to be issued to future                13,088,234                7.8%
associates

(1) Percentages are based upon 8,410,098 shares (the total number of shares of Common Stock outstanding as of March 29, 2002) plus the total number of shares underlying all outstanding options and warrants regardless of whether such options or warrants are currently exercisable or subject to contingency.

(2) Represents warrants to purchase 78,213,911 shares of Common Stock owned by NTOF which becomes exercisable upon approval of the Charter Amendment.

(3) Represents warrants to purchase 45,414,529 shares of Common Stock owned by the Hancock Entities which becomes exercisable upon approval of the Charter Amendment.

(4) Represents options to purchase 2,724,872 shares of Common Stock which the Company intends to issue upon the approval of the Charter Amendment.

(5) Includes 3,166,694 shares of Common Stock held by Larry Martin. Mr. Martin retired from the Company's employment and resigned as a director effective December 1, 2001.

(6) Represents warrants to purchase 5,887,069 shares of Common Stock owned by Arthur Hollingsworth which becomes exercisable upon approval of the Charter Amendment.

(7) Includes options to purchase 26,500 shares of Common Stock which are currently exercisable.

(8) Includes options to purchase 1,000,000 shares of Common Stock which the Company intends to issue upon approval of the Charter Amendment. Includes options to purchase 90,753 shares of Common Stock which are currently exercisable.

Board Recommendation

Our former board of directors (which consisted of Messrs. Washburn, Martin, Gier and McKinney) held a meeting on August 9, 2001 to consider and vote upon the Agreements and the proposed amendment to our articles of incorporation. At such meeting, our former board determined unanimously (with Mr. Martin, a creditor of the Company, abstaining) to authorize the Agreements and the Charter Amendment and recommend approval of the Charter Amendment to the shareholders.

When the Company's shareholders failed to approve the Charter Amendment at the special meeting of the Company's shareholders in December 2001, our current board in April, 2002 unanimously approved submission of the Charter Amendment for shareholder approval at the annual meeting. Our board considered various factors, including:

     o the fact that the Company's credit facilities were past due and subject to continuous short-term waivers;

     o the Company's recent operating losses and its extremely limited available working capital;

     o the fact that the Company's relationships with its suppliers, customers, employees and creditors might deteriorate in the near future;

     o    the terms of the Agreements and the Charter Amendment; and

     o the effect of the warrants not being exercisable on the Company's shareholders, creditors and other stakeholders.

In making its determination, the board did not give a disproportionate amount of weight to any one or more of the factors, but rather based its decision on the total mix of information available to it at the time.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION.

                        PROPOSAL 2. ELECTION OF DIRECTORS

There are five directors whose terms expire at the annual meeting. The board of directors has proposed Arthur W. Hollingsworth, Darren L. Miles, Gregory A. Campbell and Luke M. Sweetser as nominees for re-election by the holders of our Preferred Stock, voting as a separate class, as directors to serve for one-year terms and until their successors are elected and qualified. The board has proposed Colon O. Washburn as nominee for re-election by the holders of our Common Stock, voting as a separate class, as a director to serve for a one-year term and until his successor is elected and qualified.

Assuming the presence of a quorum, election of four directors will require the affirmative votes of a plurality of the shares of our Preferred Stock cast, voting as a separate class, and the election of one director will require the affirmative votes of a plurality of the shares of our Common Stock cast, voting as a separate class. Election by the vote of a plurality of shares requires that a nominee for director receive more votes than any other nominee (or, in the case of the election of four directors by the holders of our Preferred Stock, more votes than the person receiving the fifth most votes) but does not require that a nominee receive a majority of votes cast.

Shares represented by proxies will be voted for the election of the foregoing nominees unless authority to do so is withheld. If, at the time of the annual meeting, any nominee should be unable to serve, which is not anticipated, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board of Directors. For information regarding each of the nominees, see "Executive Officers and Directors."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH NOMINEE FOR
                  DIRECTOR FOR WHICH YOU ARE ENTITLED TO VOTE.

         PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

KPMG, LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended December 28, 2001 and has reported on the Company's financial statements for fiscal year 2001. The Board of Directors has selected KPMG, LLP as the Company's independent auditors for fiscal year 2002 and recommends that the shareholders ratify this selection.

A representative of KPMG, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so. He is also expected to be available to respond to appropriate questions.

Assuming the presence of a quorum, ratification of the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002 will require (1) the affirmative votes of a majority of combined voting power of the Voting Shares cast, voting together as a combined class, and (2) the affirmative votes of a majority of the shares of our Preferred Stock cast, voting as a separate class.

Shareholder ratification is not required for the selection of KPMG, LLP as the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF
                KPMG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                        DIRECTORS AND EXECUTIVE OFFICERS

The board of directors currently consists of five members. Pursuant to our bylaws, each director holds office for a term of one year or until such director's successor is elected and qualified or until such director's earlier resignation, death or removal. Colon O. Washburn has served as a member of the board since 1993. The other four members of our board of directors were designated by NTOF pursuant to the terms of our Preferred Stock. Under the terms of our Preferred Stock, NTOF has the right to designate three members of our board of directors, and the Hancock Entities have the right to designate one member of our board of directors, unless the Hancock Entities waive such right. Because the Hancock Entities waived their right to designate a director, NTOF appointed four members to our board of directors in October 2001. These directors are Arthur W. Hollingsworth, Luke M. Sweetser, Gregory A. Campbell and Darren L. Miles.

Current Directors

The following table sets forth, as of the record date, the names of our directors and our executive officers; their respective ages; their position with the Company; and, with respect to each director, the year in which they became a director of the Company; and the year in which their term as director expires.

                                                                                                 Director    Term to
Name                                 Age         Position with the Company                         Since     Expire
----                                 ---         -------------------------                         -----     ------

Darren L. Mile                       43          President, Chief Executive Officer and            2001       2002
                                                 Director

Arthur W. Hollingsworth              39          Chairman of the Board of Directors                2001     2002

Colon O. Washburn                    56          Director                                          1993     2002

Luke M. Sweetser                     30          Director                                          2001     2002

Gregory A. Campbell                  49          Director                                          2001     2002

Steven C. Finberg                    33          Executive Vice President - Business
                                                 Development

Cheryl A. Taylor                     34          Executive Vice President, Chief Financial
                                                 Officer and Secretary

Helen Mihas                          36          Vice President, Treasurer, Controller and
                                                 Assistant Secretary

Eric T. Janke                        40          Vice President - Procurement/Services

Jerry L. Campbell                    41          Vice President - Information Technology


Darren L. Miles. Since October 2001, Mr. Miles has served as a member of our Board of Directors. In August 2001, Mr. Miles was appointed President and Chief Executive Officer of the Company. Since 2000, Mr. Miles has been a director of Lewis Hollingsworth LP, a venture capital/private equity firm in Dallas, TX. From 1998 to 2000, Mr. Miles was Chief Financial Officer and Executive Vice President of ACS Incorporated, a commodity distribution company. From 1984 to 1998, Mr. Miles was Chief Financial Officer, Executive Vice President, and a Principal of Hutson Companies Inc., a privately held wholesale/retail distribution company. ACS Incorporated filed for bankruptcy protection on February 4, 2000.

Steven C. Finberg. In October 1999, Mr. Finberg was promoted to Vice President of Sales and Marketing. Previously, Mr. Finberg had been the Director of Merchandising since 1997. From 1989 to 1997, Mr. Finberg had a variety of upper management and executive roles within the Company including Regional Director of Operations.

Cheryl A. Taylor. Ms. Taylor serves the Company as its Chief Financial Officer, Executive Vice President and Secretary. Ms. Taylor joined the Company in April 2001. From 1994 until joining the Company, Ms. Taylor was employed by The Great Train Store Company, a nation-wide specialty retailer. Since 1996, Ms. Taylor served The Great Train Stores as its Chief Financial Officer and Vice President-Finance and Administration. From 1989 to 1994, Ms. Taylor served as a certified public accountant with Coopers & Lybrand LLP, an international accounting and auditing firm. The Great Train Store Company filed for bankruptcy protection on February 28, 2000.

Helen Mihas. In April 2001, Ms. Mihas was promoted to Controller, Vice President and Assistant Secretary. She had been with the Company since March 2000 as its Assistant Controller. From 1993 until 2000, Ms. Mihas was employed by Columbia and Tenet Healthcare Corporations, two major national healthcare corporations, in various financial positions. From 1988 to 1993, Ms. Mihas held an accounting position at McNeil Real Estate Management.

Eric T. Janke. Mr. Janke currently serves the Company as its Vice President - Procurement/Services. Mr. Janke has been with the Company since October 1996 and has been in the industry for 26 years. His experience within the food industry includes sales, marketing and procurement throughout retail management to foodservice distribution along with brokerage and fresh cut processing.

Jerry L. Campbell. Mr. Campbell currently serves the Company as its Vice President - Information Technology. Mr. Campbell has been with the company for over 10 years. He has held various operations and sales positions within the Company prior to becoming the Director of Information Technology. Before joining Fresh America, Mr. Campbell advanced to Store Manager during his 15 year career in the grocery industry with Brookshire Bros.

Colon O. Washburn. Mr. Washburn resigned his position as our Chief Executive Officer in August 2001. Mr. Washburn had been appointed Chief Executive Officer in October 1999. Since his resignation, Mr. Washburn has remained with the Company as a member of our Board of Directors and continues to serve as an advisor to management. Mr. Washburn has been a director of the Company since July 1993. From 1971 until January 1993, Mr. Washburn was employed by Wal-Mart Stores, Inc. ("Wal-Mart"), where he served most recently as Executive Vice President of Sam's Wholesale Club, a division of Wal-Mart, and also as Senior Vice President of Wal-Mart. Since February 1993, Mr. Washburn has been President of Beau Chene Farms, a real estate development company. Additionally, Mr. Washburn serves as a director of Tandycrafts, Inc.

Arthur W. Hollingsworth. Since October 2001, Mr. Hollingsworth has been the Chairman of our Board of Directors. Since August 2000, Mr. Hollingsworth has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1989 to the present, Mr. Hollingsworth has also been a Partner of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Hollingsworth is Chairman of the Boards of Belding Hausman Incorporated (textile manufacturer) and Instaff Personnel, Inc. (temporary staffing services), and is also Co-Chairman of BillMatrix Corporation (payment processing). In addition, Mr. Hollingsworth serves on the Board of Directors of Hollingsworth & Vose Company (paper manufacturing), Irving Holdings, Inc. (Yellow Cab of Dallas) and the Zale Lipshy University Medical Center, Inc. (healthcare).

Gregory A. Campbell. Since October 2001, Mr. Campbell has served as a member of our Board of Directors. Since August 2000, Mr. Campbell has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm in Dallas, TX. Since September 1988, Mr. Campbell has served as President of Campbell Consulting Group, a strategic management consulting group. In addition, Mr. Campbell presently serves as a director on the boards of PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution and logistics), InStaff Personnel, Inc. (temporary staffing services), IBIS Communications (marketing communications) and MLN Holding Corporation (convenience stores).

Luke M. Sweetser. Since October 2001, Mr. Sweetser has served as a member of our Board of Directors. Since August 2000, Mr. Sweetser has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1994 to the present, Mr. Sweetser has been a Managing Director of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Sweetser is a director of InStaff Personnel (temporary staffing services), PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution and logistics) and the Dallas-Ft. Worth Private Equity Forum. Mr. Sweetser has served as a director for the City of Dallas Housing Finance Corporation (municipal bond issuer for housing development) since

1994 and has served as its Chief Investment Officer since 1996. Mr. Sweetser holds the designation of Chartered Financial Analyst from the Association of Investment Management and Research.

Former 2001 Directors & Officers

Mark R. Gier. From April 2001 until October 15, 2001, Mr. Gier was a Director of the Company. Mr. Gier formed Diversified Management Services, LLC in November 2000. Mr. Gier is also a faculty member of The Refrigeration Research and Education Foundation annual institute and served as a former Chairman of the Finance and Administration, Investments, and Insurance Committees of the World Food Logistics Organization from 1993 to 1998. Upon the closing of the NTOF transaction, Mr. Gier tendered his resignation from the Board. Such resignation was accepted by the Company.

Larry Martin. Mr. Martin served as a Director of the Company from April 2001 through August 2001. Mr. Martin was the former owner of Martin Bros. in Arlington, Texas which was acquired by the Company in January 1998. After the acquisition he served as the General Manager of the Arlington facility until his retirement in December 2001.

Keith McKinney. From April 2001 until October 15, 2001, Mr. McKinney was a Director of the Company. Mr. McKinney is a private investor who retired in 1992 as President, CEO and Vice Chairman of Intertrans Corporation, a public, international transportation and logistics company. Prior to co-founding Intertrans in 1978, Mr. McKinney held several positions with Circle International, a public international freight forwarder, customs broker and logistics company and with Texas Instruments in various capacities, including International Traffic Manager. Upon the closing of the NTOF transaction, Mr. McKinney tendered his resignation from the Board. Such resignation was accepted by the Company.

Gary D. Wiener. Mr. Wiener joined the Company in 1993. In March 2000, Mr. Wiener was appointed Executive Vice President and Chief Operating Officer. From 1996 to 1999, Mr. Wiener served as the Corporate Vice President of Operations. Mr. Wiener resigned from the Company in January 2002.

                        BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of our board of directors. Our board of directors meets during the fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. Our board of directors currently has established audit and compensation committees. We do not have a standing nominating committee. Nominees for director are selected by our board of directors. The committees devote attention to specific subjects and assist the board of directors in the discharge of its responsibilities. The current functions of each committee and its current members are described below.

Audit Committee

Our audit committee currently is composed of two members, Messrs. Hollingsworth and Sweetser, both of whom were appointed to the committee in October 2001. Neither of the current directors on the committee is independent as defined by the listing standards of The Nasdaq Stock Market.

Our audit committee met on one occasion during 2001. Our audit committee is responsible for reporting to the board of directors on the general financial condition of the Company and the results of our annual audit, and are responsible for ensuring that the Company's activities are conducted in accordance with applicable laws and regulations. Our Board of Directors adopted an audit committee charter for the Company on June 12, 2000 by written consent.

The following Report of the Audit Committee was approved and adopted by Arthur Hollingsworth and Luke Sweetser, members of the audit committee.

Report of the Audit Committee

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter adopted by the Board of Directors on June 12, 2000, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accounts and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants' independence.

The Committee reviewed with the Company's independent accountants the overall scope and plans for their audit. The Committee also discussed with management, the independent accountants, the quality and adequacy of the Company's internal controls and the overall quality of the Company's financial reporting process.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements. In addition, the Committee considered the compatibility of nonauditing services provided to the Company with the accountants' independence in performing their auditing functions.

The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 28, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

Based on the above-mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 28, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment, subject to shareholder approval, of the independent accountants, and the Board of Directors concurs with such recommendation.

This Report is submitted by the members of the Audit Committee of the Board of Directors.

          Arthur W. Hollingsworth                Luke M. Sweetser

Audit Fees

The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q's for the 2001 fiscal year was $185,000.

Financial Information Systems Design and Implementation Fees

KPMG, LLP did not provide any professional services relating to financial information systems design and implementation during the 2001 fiscal year.

All Other Fees

The aggregate fees billed by KPMG, LLP for all other services rendered to the Company, other than the services described above, were $57,000. The audit committee has considered whether KPMG, LLP's independence is compatible with rendering the non-audit services during fiscal year 2001.

Compensation Committee

The compensation committee presently consists of two members, Messrs. Hollingsworth and Campbell, both of whom were appointed to the compensation committee in October 2001 and neither of whom are officers or employees of the Company. The compensation committee determines the compensation of our Chief Executive Officer and, with the assistance of management, of our senior executive employees (including salary, bonus, equity participation through grants of stock options, and benefits). Our compensation committee met on one occasion during 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers (the "named executive officers").

                                                                                      Long-Term
                                                                                     Compensation
                                                      Annual Compensation            ------------
                                                      -------------------               Shares
Name and                                                                              Underlying        All other
Principal Position                             Year     Salary     Bonus   Other     Options/SARs    Compensation(1)
------------------                             ----     ------     -----   -----     ------------    ---------------
Colon O. Washburn(2)                           2001    220,385       -         -               -            2,146
     Former Chief Executive Officer,           2000    240,000       -         -          60,000            2,215
     Chairman of the Board and President       1999     56,308       -       4,940         5,000                -


Gary D. Wiener(3)                              2001    150,769       -      13,302           -              3,421
Former Executive Vice President                2000    138,051       -         -          25,000            2,233
and Chief Operating Officer                    1999    113,473       -         -             -              1,777

Steven C. Finberg                              2001    131,154       -         -             -              1,996
Executive Vice President-                      2000    113,424       -         -          20,000            3,201
Business Development                           1999     96,750    11,500       -             -              4,191

John H. Gray(4)                                2001     78,269       -         -             -              1,423
Former Executive Vice President,               2000    175,000     4,586
Chief Financial Officer and                    1999    165,000      -          -             -              1,333
Secretary

Darren L. Miles(5)                             2001       -       50,000   142,500           -                -
Chief Executive Officer,
Director and President

Cheryl A. Taylor(6)                            2001     40,385       -     137,531           -                -
Executive Vice President, Chief
Financial Officer and Secretary

Eric Janke(7)                                  2001    110,076    12,433       -             -              3,302
Vice President - Procurement/                  2000    106,734       -      22,800           -              3,202
Services                                       1999     90,772     3,000    16,470           -              2,813

Jerry Campbell(8)                              2001    125,000       -      12,500           -              3,125
Vice President - Information                   2000     98,654    47,500       -             -              1,973
Technology                                     1999     88,706    10,499       -             -              1,692

----------------------

(1) These amounts consist of contributions by the Company to a 401(k) plan on behalf of the named executive.

(2) Effective October 1999, Mr. Washburn was appointed Chief Executive Officer of the Company. Mr. Washburn's annual base compensation was $240,000. Effective August 2001, Mr. Washburn resigned his position as Chief Executive Officer and Darren Miles became Chief Executive Officer.

(3)  Mr. Wiener received $13,301 during fiscal 2001 related to moving expenses.

(4) Effective May 2001, Mr. Gray resigned as Executive Vice President, Chief Financial Officer, and Secretary. Effective April 2001, Cheryl Taylor became Executive Vice President, Chief Financial Officer, and Secretary.

(5) Effective August 2001, Mr. Miles became Chief Executive Officer and President. Mr. Miles is compensated as a consultant to the Company.

(6) Effective April 2001, Ms. Taylor became Executive Vice President, Chief Financial Officer and Secretary. Beginning in October 2001, Ms. Taylor became an employee of the Company. Prior to this time she was compensated as a consultant.

(7) Mr. Janke received $22,800 and $16,410 during fiscal 2001 and 2000, respectively related to moving expenses.

(8) Mr. Campbell received $12,500 during fiscal 2001 related to moving expenses.

Option Grants In Last Fiscal Year

No option grants were made during the 2001 fiscal year. If the Charter Amendment is approved, the Company intends to issue options to purchase Common Stock under the Company's 2001 Stock Option Plan to associates of the Company, including the Company's officers and directors. See "Ownership if the Charter Amendment is Approved" in Proposal 1 above.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Values

There were no options exercised by the named executive officers during the 2001 fiscal year.

401(k) Plan

The Company maintains a 401(k) Profit Sharing Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company's 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Company. Employees are eligible to participate in the Company's 401(k) Plan following the completion of three (3) months of employment. In addition, employees must be at least twenty-one (21) years of age to be eligible for participation in the 401(k) Plan. Participants may make elective salary reduction contributions to the 401(k) Plan up to the lesser of 15% of the participant's compensation or the legally permissible limit (currently $11,000) imposed by the Code. The Company may, in its sole discretion make a matching employer contribution for employees of the amount of the percentage of each employee contribution up to a maximum contribution of 3% of the contributing employee's compensation. In addition, the Company may, in its sole discretion, make non-elective contributions to the 401(k) Plan for participants who are not considered to be "highly compensated employees" under the Plan. Contributions by the Company vest over a period of five (5) years. Enrollment in the 401(k) Profit Sharing Plan may be effected on the first day of the month following the date the employee meets the eligibility requirements of the Plan.

Compensation Committee Interlocks and Insider Participation

Mr. Washburn, our former Chief Executive Officer, served on our Compensation Committee until February 2001. From February until September 2001, the Compensation Committee consisted of Keith McKinney and Mark Gier, and there were no Compensation Committee interlocks. From October 2001 to present, our Compensation Committee is composed of Arthur Hollingsworth and Greg Campbell and there are no Compensation Committee interlocks.

                         COMPENSATION COMMITTEE'S REPORT
                            ON EXECUTIVE COMPENSATION

Since its formation in 1994, the Compensation Committee has been responsible for recommending bonuses and any increase in base salaries for the Company's executive officers.

The Compensation Committee believes that, in order for the Company to succeed, it must be able to attract and retain qualified executive officers. In determining the type and amount of executive officer compensation, the objectives of the Compensation Committee are to provide levels of base compensation, bonuses and long-term incentives (in the form of stock options or other plans) that will attract and retain talented executive officers and align their interests with the success of the Company. The Company's executive officer compensation program currently is comprised of base salary, bonus plan, long-term incentive compensation (in the form of stock options) and various benefits generally available to employees of the Company (such as health and disability insurance). Under the supervision of the Compensation Committee and the Board of Directors, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company and increase shareholder value.

Base Salaries

The Company's policy is to maintain base salaries competitive with salaries paid to similarly situated executive officers of companies of similar size in comparable industries. Although neither the Board of Directors nor the Compensation Committee has conducted a formal review of base salaries paid to similarly situated executive officers, the Company believes that the base salaries payable to its executive officers are comparable to those paid by similar companies located in the Company's geographical area and engaged in industries comparable to the Company's. The Compensation Committee anticipates that adjustments to base compensation will generally be made based upon assigned responsibility and performance and successful attainment of specific goals and objectives of the Company and individual employees.

Bonuses

Year-end cash bonuses are designed to motivate the Company's executive officers to achieve specific annual financial goals and to achieve favorable returns for the Company's shareholders. At the end of each fiscal year, the Compensation Committee will assess each executive's contributions to the Company as well as the degree to which specific annual financial, strategic, and operating objectives were met by the Company.

Long-Term Incentives

Stock option grants under the Company's stock option plans form the basis of the Company's long-term incentive compensation for executive officers and employees. The specific objective of the Company's stock option plans is to align the long-term interests of the Company's executive officers and employees with those of shareholders by creating a strong link between executive pay and shareholder returns. The Company encourages its executive officers and employees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are awarded to executive officers and employees in order to encourage future management actions aimed at improving the Company's sales efforts, product quality and profitability. The Company believes that success in these endeavors will increase the value of the Company's Common Stock for shareholders. Recipients of stock options will have the opportunity to share in the increased value that results from their efforts. The Plan Administration Committee makes specific awards of options based on an individual's ability to impact Company-wide performance and in light of the total compensation appropriate for the individual's position. The Compensation Committee may also consider other bonus or long-term incentives at their discretion.

Chief Executive Officer Compensation

Mr. Colon Washburn was the Company's Chief Executive Officer for the period of January 2001 until August 2001. Mr. Washburn resigned in 2001 as the Company's Chief Executive Officer. Mr. Washburn is a director of the Company and continues to be employed with the Company as an Executive Consultant pursuant to an employment agreement, which provides for a one-year term commencing on October 5, 2001, and which may be renewed for up to three successive one-year periods thereafter. In approving Mr. Washburn's compensation, the Board of Directors at that time evaluated and compared Mr. Washburn's duties, responsibilities and performance results, and the overall results of the Company, to industry norms to determine his base compensation. See subheading "Employment Agreements" under this section of the proxy statement.

Mr. Darren Miles joined the Company in August 2001 as the Chief Executive Officer. Mr. Miles is compensated as a consultant at an annual amount of $250,000. In approving Mr. Miles' compensation, the Board of Directors at that time evaluated and compared Mr. Miles' duties, responsibilities and performance results, and the overall results of the Company, to industry norms to determine his base compensation. During October 2001, the Compensation Committee reviewed Mr. Miles performance and recommended a cash bonus of $50,000 for fiscal 2001.

In November 2000, the Company entered into a resignation agreement and contract for services with Mr. David

Sheinfeld, the former Chief Executive Officer of the Company. Pursuant to the agreement, the Company paid Mr. Sheinfeld $33,333 per month for the six months of January through June 2001. The payments decreased to $8,333 for the last six months of 2001. See subheading "Severance Agreements" under this section of the proxy statement.

This Report is submitted by the members of the Compensation Committee of the Board of Directors.

          Arthur W. Hollingsworth                 Gregory A.  Campbell

Employment Agreements

The Company has entered into employment agreements with Steven Finberg, Cheryl Taylor and Colon Washburn. These employment agreements set forth the basic terms of Mr. Finberg's, Ms. Taylor's and Mr. Washburn's employment with the Company, and also contain provisions regarding non-competition, non-solicitation of Company employees, non-solicitation of Company customers, and confidentiality of certain Company information.

Mr. Finberg's agreement for employment with the Company as a Vice President Sales and Marketing has a term of three years, commencing on October 5, 2001. The term of the employment agreement may be extended by a written extension agreement signed by both parties. Mr. Finberg is obligated under the agreement to devote his full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides for a base salary of $145,000 per year, which is to be reviewed annually by the Company, but which may not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated officers and managers, reimbursement for business expenses in accordance with Company policy, and eligibility to receive a performance-based annual bonus. The bonus will be awarded beginning on the first day of the calendar year following October 5, 2001, only if the economic performance of the Company during twelve consecutive months has achieved or exceeded the 2002 annual budget as approved by the Board of Directors and subject to adjustment as set forth in the agreement. The agreement provides that the Company may terminate Mr. Finberg for cause (as defined in the agreement) at any time. The agreement terminates automatically in the event of disability (as defined in the agreement) and also terminates automatically upon death. Termination by either the employee or the Company (except for in the event of death) requires two weeks' written notice.

Ms. Taylor's agreement for employment with the Company as an Executive Vice President and the Chief Financial Officer has a term of three years, commencing on October 5, 2001. The term of the employment agreement may be extended by a written extension agreement signed by both parties. Ms. Taylor is obligated under the agreement to devote her full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides for a base salary of $175,000 per year, which is to be reviewed annually by the Company, but which may not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated officers and managers, reimbursement for business expenses in accordance with Company policy, and eligibility to receive a performance-based annual bonus. The bonus will be awarded beginning on the first day of the calendar year following October 5, 2001, only if the economic performance of the Company during twelve consecutive months has achieved or exceeded the 2002 annual budget as approved by the Board of Directors and subject to adjustment as set forth in the agreement. The agreement provides that the Company may terminate Ms. Taylor for cause (as defined in the agreement) at any time. The agreement terminates automatically in the event of disability (as defined in the agreement) and also terminates automatically upon death. Termination by either the employee or the Company (except for in the event of death) requires two weeks' written notice.

Mr. Washburn's agreement for employment with the Company as an Executive Consultant provides for a one-year term commencing on October 5, 2001, which may be renewed for up to three successive one-year periods thereafter. Renewal is automatic unless either party gives thirty days' notice prior to the expiration of the term. During Mr. Washburn's term of employment, he may continue the business relationships he already has, and any new consulting or part-time employment arrangements as may arise. He otherwise agrees to devote his full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides that Mr. Washburn shall receive consulting fees of $150,000 per year, which will be reviewed and modified from time to time, but which shall not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated employees and reimbursement for business expenses in accordance with Company policy. The agreements provides for termination by the Company for cause (as defined in the agreement), at any time. The agreement terminates automatically in the event of disability as defined in the agreement, and also terminates automatically upon death. Termination by either the employee or the Company (except for death) requires two weeks' written notice.

Each of Mr. Finberg's, Ms. Taylor's and Mr. Washburn's employment agreements further provide that during the employment term, each of them shall observe a non-competition clause, and shall not without prior written consent directly or indirectly engage in or have a financial interest in any other business, continue or assume any other corporate affiliations, or pursue any other commercial activities which would in any way compete with the Company or result in a conflict of interest for the employee. For one year after termination of employment, each of them agrees not to compete with the Company or have any financial interest in any entity competing with the Company or an affiliate of the Company for which the employee performed services, within any region or locality in which the Company is then doing business or marketing its products. They further agree to non-solicitation of Company employees, non-solicitation of Company customers, and to maintain the confidentiality of the Company's confidential information (as defined in the agreement), both during their employment and for one year after termination.

Severance Agreements

On January 25, 2002 Mr. Gary Weiner resigned from his position as the Company's Chief Operating Officer. His employment agreement with the Company was terminated as of the date of his resignation. In connection with his resignation, the Company entered into a Resignation Agreement. Pursuant to the Resignation Agreement, Mr. Weiner will receive $53,334 to be paid $6,667 bi-weekly for eight pay periods.

On November 9, 2000, the Company and Mr. David Sheinfeld entered into a Resignation Agreement and Contract for Services in connection with Mr. Sheinfeld's resignation as Chairman of the Board of Directors and an employee of the Company. The agreement contemplates that Mr. Sheinfeld would be engaged as an independent contractor to the Company for a period commencing on November 9, 2000 and ending December 31, 2001, unless terminated earlier pursuant to the agreement. Pursuant to the Resignation Agreement, the Company paid Mr. Sheinfeld $33,333 per month for the six months of January through June 2001. The payments decreased to $8,333 for the last six months of 2001. Under the terms of the Agreement, Mr. Sheinfeld was entitled to receive a severance payment of $50,000, $25,000 of which was paid on November 9, 2000 with the remaining $25,000 paid on February 1, 2001. In addition, Mr. Sheinfeld was eligible to receive a bonus in the amount of $25,000 on December 31, 2001, if, in the reasonable judgment of the Company, Mr. Sheinfeld had satisfactorily performed the services required by the Company. The Company determined that Mr. Sheinfeld was not eligible to receive a bonus in 2001. Further, the Company agreed to forgive Mr. Sheinfeld's debt to the Company in the amount of $300,000. The Company also agreed to extend the period during which Mr. Sheinfeld may exercise his stock options to purchase 105,537 shares of the Company's Common Stock from November 9, 2000 to November 9, 2001. These options have now expired and Mr. Sheinfeld has no options.

Corporate Performance Graph

The Company's Common Stock currently is quoted on the Over-the-Counter Bulletin Board under the symbol FRES. On April 25, 2001, the Company received notice from The Nasdaq Stock Market, Inc. that its Common Stock had failed to maintain the continued listing standards as required by Nasdaq rules. After a hearing on May 10, 2001, the Company was notified that the Nasdaq staff had determined the Company's Common Stock would be de-listed and the stock began trading on the Pink Sheets as of May 25, 2001. Once the Company's SEC reporting obligations were fulfilled during the third quarter of 2001, the Company was moved to the Over-the-Counter Bulletin Board.

The following graph shows a five-year comparison of shareholder return on the Company's Common Stock based on the market price of the Common Stock (assuming reinvestment of dividends), the cumulative total returns of companies on the Nasdaq Stock Market Index of U.S. Companies and companies with standard industry classifications (SIC codes) with the same range as Fresh America's. The data was supplied by Media General Financial Services.

                   Comparison 5-Year Cumulative Total Returns

           Fresh America Corp., NASDAQ Market Index and SIC Code Index

                  Performance Results through December 28, 2001

                                                                          Period Ending
                                              ---------------------------------------------------------------------
Index                                         12/1996     12/1997      12/1998      12/1999     12/2000     12/2001
-----                                         -------     -------      -------      -------     -------     -------
Fresh America Corp.                            100.00      120.68       100.75        29.32        6.77         .48
Groceries and Related Products (SIC            100.00      133.57       150.60       168.69      231.53      231.80
5140-5149)
NASDAQ Market Index (US Companies)             100.00      122.32       172.52       304.29      191.25      152.46


                              SHAREHOLDER PROPOSALS

To be considered for inclusion in our proxy statement and form of proxy relating to our 2003 annual meeting a shareholder proposal must be received by the Corporate Secretary at our principal executive offices not later than February 26, 2003. Any such proposal will be subject to the rules and regulations of the Securities Exchange Act of 1934, as amended.

Our bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must provide proper notice to the Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.


                              FINANCIAL STATEMENTS

A copy of the 2001 Annual Report of the Company containing audited financial statements accompanies this Proxy Statement. The consolidated financial statements and notes thereto as of December 28, 2001 and December 29, 2000 and for each of the years in the three year period ended December 28, 2001 contained on pages F-3 through F-6 of the Annual Report of the Company and the Selected Financial and Operating Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk contained on pages 11 through 22 of such Annual Report are incorporated by reference in this proxy statement. The remainder of the Annual Report does not constitute a part of the proxy solicitation material.

The Form 10-Q filed by the Company with the Securities and Exchange Commission on May 10, 2002 contains financial data for the fiscal quarter ended March 29, 2002. The consolidated balance sheets, the unaudited consolidated statements of operations and the unaudited consolidated statements of cash flows for the quarterly period ended March 29, 2002 contained on pages 2 through 4 of the Form 10-Q are incorporated by reference in this proxy statement. The remainder of the Form 10-Q does not constitute a part of the proxy solicitation material.

                                 OTHER BUSINESS

Our board of directors knows of no business that will be presented for consideration at the annual meeting other than as stated in the accompanying Notice of Annual Meeting of Shareholders. If, however, other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their best judgment.


                       WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "FRES."

A copy of the Company's 2001 annual report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation materials.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the proposals contained herein. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than June 26, 2002.

                                              By Order of the Board of Directors

                                              /s/ Cheryl A. Taylor

                                              Cheryl A. Taylor
                                              Secretary

Arlington, Texas
June 26, 2002

           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
                      TO COMPLETE, DATE, SIGN AND PROMPTLY
                    RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               FRESH AMERICA CORP.

Fresh America Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation, which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

1.   The name of the corporation is FRESH AMERICA CORP.

2. The following amendments to the Restated Articles of Incorporation were duly adopted by a written consent of the Board of Directors and by vote of the shareholders of the corporation taken at an annual meeting of shareholders:

     a. Article Four of the Restated Articles of Incorporation is amended and restated in its entirety (i) to increase the authorized capital stock of the corporation and (ii) to reduce the par value of the corporation's common stock.

3. Each amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act (the "TBCA"), and the Restated Articles of Incorporation and such amendments were duly adopted by the shareholders at an annual meeting of shareholders held on December 6, 2001 in accordance with Article 4.02 of the TBCA.

4. The number of shares of common stock (the "Common Stock") outstanding is 8,410,098, and the number of shares of Preferred Stock, Series D (the "Preferred Stock") outstanding is 77,000. The Common Stock and the Preferred Stock, voting together as a single class, with each share of Common Stock having one vote and each share of Preferred Stock having 250 votes, approved the Restated Articles of Incorporation with __________votes in favor, __________votes against and __________ votes abstaining. Holders of the corporation's outstanding Preferred Stock, were entitled to vote as a class on the Restated Articles of Incorporation. The Preferred Stock approved the Restated Articles of Incorporation with __________ votes in favor, __________ votes against and __________ votes abstaining.

5. As a result of the decrease in par value of the 8,410,098 outstanding shares of common stock from $.01 per share to $.0001 per share, the stated capital of the corporation will decrease from $84,100.98 to $841.01.

6. The Statement Designating a Series of Preferred Stock, filed by the corporation with the Secretary of State of Texas on September 5, 2001, remains valid and effective for all purposes.

7. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended above set forth:

                                   ARTICLE ONE

     The name of the corporation is FRESH AMERICA CORP.

                                   ARTICLE TWO

     The period of its duration is perpetual.

                                  ARTICLE THREE

     The purposes for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

                                  Capital Stock

     The aggregate number of shares that the corporation shall have the authority to issue is 250,000,000 shares of common stock having a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share (the "Preferred Stock"). The preferences, limitations and relative rights in respect of the shares of each class of capital stock of the corporation and the authority vested in the Board of Directors to divide the Preferred Stock into series and the variations in the relative rights and preferences between the shares of such series so established are as follows:

     Section 1. Preferred Stock. The shares of Preferred Stock may be divided
                ---------------
into and issued in series, and each series shall be so designated as to distinguish the shares from the shares of all other series. All shares of Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights and preferences enumerated in subparagraphs
(a) through (h) may be fixed and determined, from time to time, by the Board of Directors between series hereinafter established; and each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Shares of any series which have been retired or cancelled in any manner, including shares redeemed or treasury shares returned and shares which have been converted into Common Stock or exchanged for shares of Preferred Stock of any other series, shall have the status of authorized but unissued shares of Preferred Stock.

     Authority is expressly granted to the Board of Directors, within the limitations and restrictions stated herein, to divide the shares of Preferred Stock into one or more series and, with respect to each series, to fix and determine in the resolution or resolutions providing for the issue of such shares the following relative rights and preferences as to which there may be variations between the series so established:

     (a) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

     (b) the rate of dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable;

     (c) the price or prices at, and the terms and conditions on which, shares of such series may be redeemed;

     (d) the amount payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

     (e) the terms and conditions and the date or dates on which the shares of such series may be converted into shares of Common Stock;

     (f) subject to the limitations contained in Article 2.12B of the Texas Business Corporation Act, the rights, if any, of the holders of shares of such series to convert such shares into, or exchange shares for, shares of any other class or shares of any series of the same or any other class, and the terms and conditions of such conversion or exchange;

     (g) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement and the terms and provisions relative to the operation thereof; and

     (h)  the rights, if any, of the holders of shares of such series to vote.

     Section 2. Common Stock. The Common Stock is junior to the Preferred Stock
                ------------
and is subject to all the rights, privileges, preferences and priorities of the Preferred Stock as herein set forth or as may be stated in any resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock. Subject to the prior and superior rights of the Preferred Stock and subject to the provisions and on the conditions set forth in Section 1 of this Article Four, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, after payment to the holders of Preferred Stock of the amounts to which they are entitled pursuant to the resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

     Section 3. Voting Rights. Except as otherwise provided by law, by these
                -------------
Articles of Incorporation, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share held.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of shares, consideration of the value of at least $1,000 in money, labor done or property actually received.

                                   ARTICLE SIX

     The street address of the registered office is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of the registered agent at such address is CT Corporation.

                                  ARTICLE SEVEN

     Section 1. Board of Directors. The number of directors shall from time to
                ------------------
time be fixed by, or in the manner provided in, the Bylaws of the corporation.

     Section 2. Names and Addresses. The names and addresses of the persons
                -------------------
currently serving as directors of the corporation are:

Name                                   Address
----                                   -------
Arthur W.  Hollingsworth               13355 Noel Road, Suite 2210
                                       Dallas, Texas 75240

Luke M.  Sweetser                      13355 Noel Road, Suite 2210
                                       Dallas, Texas 75240

Gregory Campbell                       3625 North Hall Street, Suite 610
                                       Dallas, Texas  75219

Darren Miles                           1049 Avenue H East
                                       Arlington, Texas 76011

Colon Washburn                         210 N.  Walton Blvd., Suite 30
                                       Bentonville, Arkansas 72712

     Section 3. Increase or Decrease of Directors. The number of directors may
                ---------------------------------
be increased or decreased from time to time by amendment to, or in the manner provided in, the Bylaws of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE EIGHT

     Pre-emptive rights are hereby denied. No shareholder of this corporation shall, by reason of such shareholder's ownership of stock, have a pre-emptive or other right to purchase, subscribe for, receive or acquire all or any part of any capital stock (either the unissued or treasury stock), notes, bonds, debentures, securities, stock options or warrants, or other securities convertible into or entitling the holder thereof to purchase any such capital stock (whether authorized by the Articles of Incorporation or by any amendment thereto) to be issued, optioned, sold, transferred or otherwise disposed of by the corporation at any time. Any part of any such stock, notes, bonds, debentures, securities, stock options or warrants may at any time be issued, optioned, sold, transferred or otherwise disposed of by this corporation to such persons and upon such terms as may seem proper to the Board of Directors in its absolute discretion, without first offering same or any part thereof to any existing shareholder.

                                  ARTICLE NINE

     (a) The corporation shall indemnify, to the fullest extent permitted by Texas law, every person who is or was a director of the corporation or is or was serving at the request of the corporation with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of such person being a director of the corporation.

     (b) The corporation shall indemnify, to the fullest extent that indemnification for directors is permitted by Texas law, every person who is or was an executive officer of the corporation and any person who, while a director or executive officer of the Corporation, is or was serving at the request of the corporation as a director or officer or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding a position named above in this paragraph.

     (c) The corporation shall advance expenses to any person named in paragraph
(a) or (b) of this Article who was, is or is threatened to be made a party in a proceeding by reason of such person's holding a position named in paragraph (a) or (b), to the fullest extent permitted by Texas law.

     (d) It is the intent of the corporation to indemnify the persons referred to in this Article to the fullest extent permitted by law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or directors, the corporation's bylaws or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any such person, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (e) The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

                                   ARTICLE TEN

     A director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit such director's liability for:

     1. A breach of the director's duty of loyalty to the corporation or its shareholders or members;

     2. An act or omission not in good faith that constitutes a breach of duty of the director to the corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;

     3. A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     4. An act or omission for which the liability of a director is expressly provided for by an applicable statute.

                                 ARTICLE ELEVEN

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE TWELVE

     Special meetings of the shareholders of the corporation may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting, but not by any other person or persons.

                                ARTICLE THIRTEEN

     The Bylaws of the corporation may be altered, amended or repealed in whole or in part by the affirmative vote of the majority of the directors of the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares then entitled to vote on such amendment. The words "amend" and "amended" shall be broadly interpreted to include alterations, modifications, additions and repeal, in whole or in part.

     EXECUTED THIS _____ day of _______________, 2002.

                                       FRESH AMERICA CORP.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                               FRESH AMERICA CORP.

                 Board of Directors Proxy for the Annual Meeting
             of Shareholders at 2:00 P.M., Wednesday, July 31, 2002

The undersigned shareholder of Fresh America Corp. (the "Company") hereby appoints Arthur W. Hollingsworth and Luke M. Sweetser, or either or them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) or (3) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Notice of Meeting and Proxy Statement, dated June 26, 2002 is hereby acknowledged.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your

                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders

                               FRESH AMERICA CORP.

                                  July 31, 2002

[X]  Please mark your votes as indicated in this example

(1) Approval of amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10 million to 250 million shares and to decrease the stated par value of the common stock from $.01 to $.0001 per share to facilitate the Company's restructuring. In conjunction with the restructuring, an aggregate of 129,515,509 shares of the newly authorized Common Stock will be reserved for issuance pursuant to the exercise of warrants issued to North Texas Opportunity Fund LP and the Hancock Entities. An additional 29,553,813 shares of newly authorized Common Stock will be reserved for issuance under the Company's 2001 Stock Option Plan.

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

(2) (A) Holders of Preferred Stock: Elect four directors to serve for a one-year term or until their successors are elected and qualified.

                             Arthur W. Hollingsworth

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

                                 Darren L. Miles

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

                               Gregory A. Campbell

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

                                Luke M. Sweetser

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

     (B) Holders of Common Stock: Elect one director to serve for a one-year term or until his successor is elected and qualified.

                                Colon O. Washburn

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

(3) Ratify the selection of KPMG, LLP as the Company's independent auditors for fiscal 2002.

                 [_] FOR         [_] AGAINST         [_] ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN, DATE AND MAIL TODAY.

(Signature(s) of Shareholder(s)) ________________________ Dated: _________, 2002

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)